Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Second Quarter 2018 Financial Results

•	Q2 Sales Increase 10 Percent to $7.1 Billion

•	Q2 EPS Increase 24 Percent to $3.93

•	Backlog Increases to $52.2 Billion

•	2018 EPS Guidance Increased to $16.60 to $16.85

FALLS CHURCH, Va. – July 25, 2018 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2018 sales increased 10 percent to $7.1 billion, which includes sales of $400 million for recently acquired Orbital ATK (“Innovation Systems”) for the period of June 7, 2018 through June 30, 2018. Second quarter 2018 net earnings increased 24 percent to $689 million, or $3.93 per diluted share, compared with $555 million, or $3.16 per diluted share, in the prior year period. Second quarter 2018 net earnings include earnings for Innovation Systems since the deal close, which were more than offset by a full quarter of net interest expense related to the acquisition and deal-related costs.
“With this quarter’s addition of Innovation Systems to our portfolio, along with robust internal investment, we continue to strengthen our foundation for long-term profitable growth. We also continue to return cash to our shareholders. We raised the dividend during the quarter, and we resumed share repurchases. I’m confident that our company is well positioned for the future,” said Wes Bush, chairman and chief executive officer.
“Our second quarter results reflect solid operational performance across the enterprise, and the addition of Innovation Systems. We are off to a strong start executing well-laid plans for integrating our new, fourth sector. We welcome the Innovation Systems team and are excited about their future contributions to continued value creation for our shareholders, customers and employees,” said Kathy Warden, president and chief operating officer.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	2

Table 1 — Consolidated Operating Results Highlights

	Second Quarter		Six Months
($ in millions, except per share amounts)	2018	2017	2018	2017
Sales	$7,119	$6,473	$13,854	$12,883
Segment operating income[1]	779	759	1,541	1,500
Segment operating margin rate[1]	10.9%	11.7%	11.1%	11.6%
Net FAS (service)/CAS pension adjustment	137	154	264	308
Unallocated corporate expense and other	(93)	(40)	(128)	(73)
Operating income	823	873	1,677	1,735
Operating margin rate	11.6%	13.5%	12.1%	13.5%
Interest expense	(144)	(76)	(287)	(151)
Net FAS (non-service) pension benefit (expense)	125	(17)	245	(35)
Other, net	45	32	85	51
Earnings before income taxes	849	812	1,720	1,600
Federal and foreign income tax expense	(160)	(257)	(292)	(395)
Effective income tax rate	18.8%	31.7%	17.0%	24.7%
Net earnings	$689	$555	$1,428	$1,205
Diluted EPS	3.93	3.16	8.14	6.85

Weighted average shares outstanding — Basic	174.5	174.5	174.4	174.7
Dilutive effect of share-based awards	0.9	1.0	1.0	1.1
Weighted average shares outstanding — Diluted	175.4	175.5	175.4	175.8

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
The company’s second quarter 2018 results reflect the adoption of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. Schedules 4 and 5 at the end of this release present comparable prior period consolidated and segment financial information recast to reflect the adoption of these standards.
Second quarter 2018 sales increased 10 percent, due to the acquisition of Innovation Systems and higher Aerospace Systems and Mission Systems sales, partially offset by lower sales at Technology Services.
Second quarter segment operating income increased 3 percent due to higher sales, partially offset by lower margin rates at Mission Systems and Technology Services. In addition, last year’s second quarter benefited from a $54 million claim related to certain costs incurred in prior years (the “Cost Claim”).
Second quarter 2018 operating income and margin rate declined to $823 million and 11.6 percent, respectively, due to higher unallocated corporate expense and lower net FAS (service)/CAS pension adjustment, partially offset by higher segment operating income. Unallocated corporate expense increased $53 million, primarily due to the Innovation Systems acquisition, which resulted in $23 million of non-recurring transaction costs and $21 million amortization of purchased intangibles in the second quarter.
Second quarter interest expense increased $68 million, and Other, net increased $13 million due to a $24 million increase in interest income. These changes reflect the company’s issuance in October 2017 of $8.25 billion of debt to finance the Innovation Systems acquisition.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	3

The company’s second quarter effective tax rate declined to 18.8 percent from 31.7 percent in the prior year period. The lower tax rate reflects the benefit of the Tax Cuts and Jobs Act of 2017, which reduced the federal statutory tax rate to 21 percent from 35 percent. In addition, the company’s second quarter 2018 effective tax rate reflects $22 million of tax benefits associated with research credits.

Table 2 — Cash Flow Highlights

	Second Quarter		Six Months
($ millions)	2018	2017	2018	2017
Net cash provided by operating activities	$875	$507	$638	$68
Less: capital expenditures	(199)	(217)	(504)	(433)
Free cash flow[1]	$676	$290	$134	$(365)

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
Second quarter 2018 cash provided by operating activities increased $368 million to $875 million compared with $507 million in the prior year period. After capital expenditures of $199 million, second quarter 2018 free cash flow was $676 million.
Year to date through June 30, 2018, cash provided by operating activities increased $570 million to $638 million compared with $68 million in the prior year. The increase is principally due to improved trade working capital performance. After capital expenditures of $504 million, free cash flow through June 30, 2018 was $134 million.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	4

Table 3 — Segment Operating Results

	Second Quarter			Six Months
($ millions)	2018	2017	Change	2018	2017	Change
Sales
Aerospace Systems	$3,337	$3,003	11%	$6,617	$5,987	11%
Innovation Systems	400	—		400	—
Mission Systems	2,874	2,859	1%	5,757	5,659	2%
Technology Services	1,048	1,162	(10%)	2,192	2,352	(7%)
Intersegment eliminations	(540)	(551)		(1,112)	(1,115)
	7,119	6,473	10%	13,854	12,883	8%
Segment operating income[1]
Aerospace Systems	357	320	12%	698	643	9%
Innovation Systems	39	—		39	—
Mission Systems	352	384	(8%)	723	743	(3%)
Technology Services	95	125	(24%)	217	254	(15%)
Intersegment eliminations	(64)	(70)		(136)	(140)
Segment operating income[1,2]	779	759	3%	1,541	1,500	3%
Segment operating margin rate[1]	10.9%	11.7%	(80) bps	11.1%	11.6%	(50) bps

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
[2]	Refer to Table 1 for reconciliation to operating income.
Aerospace Systems

	Second Quarter			Six Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$3,337	$3,003	11%	$6,617	$5,987	11%
Operating income	357	320	12%	698	643	9%
Operating margin rate	10.7%	10.7%		10.5%	10.7%
Aerospace Systems second quarter 2018 sales increased 11 percent, principally due to higher Manned Aircraft sales. Higher volume for restricted activities and the F-35 program were the primary drivers of higher Manned Aircraft volume. Autonomous Systems and Space sales were also higher than the prior year period. Autonomous Systems sales included higher volume for several programs, partially offset by lower Global Hawk volume. Space sales included higher restricted and Ground Based Strategic Deterrent volume, partially offset by lower James Webb Space Telescope and intercompany volume.
Aerospace Systems second quarter 2018 operating income increased 12 percent due to higher sales and $69 million of positive performance adjustments on multiple restricted programs, partially offset by a negative performance adjustment on the James Webb Space Telescope program. In addition, last year’s second quarter operating income included a benefit from the Cost Claim.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	5

Innovation Systems

	Second Quarter			Six Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$400	$—		$400	$—
Operating income	39	—		39	—
Operating margin rate	9.8%	—		9.8%	—
Innovation Systems second quarter 2018 sales and operating income above reflect operating results from June 7, 2018 through June 30, 2018.
Mission Systems

	Second Quarter			Six Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$2,874	$2,859	1%	$5,757	$5,659	2%
Operating income	352	384	(8%)	723	743	(3%)
Operating margin rate	12.2%	13.4%		12.6%	13.1%
Mission Systems second quarter 2018 sales increased 1 percent principally due to higher Sensors and Processing volume and higher volume for Advanced Capabilities programs, partially offset by lower Cyber and ISR volume. Higher Sensors and Processing sales are primarily due to higher volume on restricted programs, the Scalable Agile Beam Radar program, F-35, and communications programs. Higher Advanced Capabilities volume reflects higher volume for several programs, including IBCS; partially offset by lower volume for JRDC and follow-on activity. Cyber and ISR sales decreased primarily due to lower volume on restricted ISR programs.
Mission Systems second quarter operating income decreased 8 percent, and operating margin rate decreased to 12.2 percent. Lower operating income includes a forward loss provision for an Advanced Capabilities program, which was partially offset by improved performance on Sensors and Processing programs and Cyber and ISR programs. In addition, last year’s second quarter operating income included a benefit related to the Cost Claim.
Technology Services

	Second Quarter			Six Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$1,048	$1,162	(10%)	$2,192	$2,352	(7%)
Operating income	95	125	(24%)	217	254	(15%)
Operating margin rate	9.1%	10.8%		9.9%	10.8%
Technology Services second quarter 2018 sales decreased 10 percent due to the completion of several programs, including JRDC, and lower volume on the KC-10 program as it nears completion. These declines were partially offset by higher volume on several other programs, including the Special Electronic Mission Aircraft program and international activities.
Technology Services second quarter 2018 operating income decreased 24 percent and operating margin rate declined to 9.1 percent. These declines reflect lower sales volume, as well as a negative adjustment due to a notice of termination received for the Virginia Information Technologies Agency program. In addition, last year’s second quarter operating income included a benefit from the Cost Claim.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	6

2018 Guidance
2018 financial guidance reflects the company’s judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets, appropriations, including the timing of appropriations, and the occurrence of continuing resolutions and government shutdowns can impact the company’s ability to achieve 2018 guidance.

2018 Guidance
($ in millions, except per share amounts)	As of 6/5/18			As of 7/25/18

Sales	~30,000			~30,000

Segment operating margin %[1]	Low - mid 11%			Low - mid 11%

Total net FAS/CAS pension adjustment[2]	~1,080			~1,080

Unallocated corporate expenses[3]	~425			~425

Operating margin %	High 11%			High 11%

Net interest expense[4]	~520			~520

Effective tax rate %	~18%			Mid 16%

Diluted EPS	16.20	—	16.45	16.60	—	16.85

Capital expenditures	~1,150			~1,150

Free cash flow[1,5]	2,300	—	2,600	2,400	—	2,600

[1] Non-GAAP measure - see definitions at the end of this earnings release.
[2] Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes expected 2018 CAS pension cost of $965 million and FAS pension benefit of $115 million. In accordance with ASU No. 2017-07, $405 million of FAS (service-related) pension cost is reflected in operating income and $520 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income. See Schedule 4 for further information.

[3] Includes initial estimate of $175 million for approximately seven months of purchased intangibles amortization in 2018. This estimate is subject to the completion of purchase accounting and other post-closing activities.

[4] Includes full year of net interest expense for $8.25 billion debt issued in October 2017 to finance the Orbital ATK acquisition, as well as estimated net interest for the company’s remaining debt.
[5] 2018 Free cash flow guidance is after an expected $250 million discretionary pension contribution.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on July 25, 2018. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com and follow us on twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended June 30, 2018 and in other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2018 Financial Results	8

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	the components, production and use of certain of our products involve hazardous and significant risks

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	qualification of the Alliant Techsystems Inc. spin-off of Vista Outdoor Inc. as a tax-free transaction
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended June 30, 2018 and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2018	2017	2018	2017
Sales
Product	$4,790	$4,037	$9,079	$8,034
Service	2,329	2,436	4,775	4,849
Total sales	7,119	6,473	13,854	12,883
Operating costs and expenses
Product	3,694	3,037	6,959	6,020
Service	1,863	1,877	3,768	3,744
General and administrative expenses	739	686	1,450	1,384
Operating income	823	873	1,677	1,735
Other (expense) income
Interest expense	(144)	(76)	(287)	(151)
Net FAS (non-service) pension benefit (expense)	125	(17)	245	(35)
Other, net	45	32	85	51
Earnings before income taxes	849	812	1,720	1,600
Federal and foreign income tax expense	160	257	292	395
Net earnings	$689	$555	$1,428	$1,205

Basic earnings per share	$3.95	$3.18	$8.19	$6.90
Weighted-average common shares outstanding, in millions	174.5	174.5	174.4	174.7

Diluted earnings per share	$3.93	$3.16	$8.14	$6.85
Weighted-average diluted shares outstanding, in millions	175.4	175.5	175.4	175.8

Net earnings (from above)	$689	$555	$1,428	$1,205
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	86	102	172	201
Change in cumulative translation adjustment	—	(4)	(2)	—
Other, net	(3)	1	(4)	3
Other comprehensive income, net of tax	83	99	166	204
Comprehensive income	$772	$654	$1,594	$1,409

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	June 30, 2018	December 31, 2017
$ in millions
Assets
Cash and cash equivalents	$1,539	$11,225
Accounts receivable, net	1,815	1,054
Unbilled receivables, net	5,272	3,465
Inventoried costs, net	690	398
Prepaid expenses and other current assets	406	445
Total current assets	9,722	16,587
Property, plant and equipment, net of accumulated depreciation of $5,187 for 2018 and $5,066 for 2017	5,864	4,225
Goodwill	18,747	12,455
Intangible assets, net	1,329	52
Deferred tax assets	179	447
Other non-current assets	1,537	1,362
Total assets	$37,378	$35,128

Liabilities
Trade accounts payable	$1,824	$1,661
Accrued employee compensation	1,451	1,382
Advance payments and amounts in excess of costs incurred	1,711	1,761
Other current liabilities	2,847	2,288
Total current liabilities	7,833	7,092
Long-term debt, net of current portion of $744 for 2018 and $867 for 2017	14,387	14,399
Pension and other post-retirement benefit plan liabilities	5,755	5,511
Other non-current liabilities	1,176	994
Total liabilities	29,151	27,996

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2018—174,254,250 and 2017—174,085,619	174	174
Paid-in capital	—	44
Retained earnings	13,669	11,632
Accumulated other comprehensive loss	(5,616)	(4,718)
Total shareholders’ equity	8,227	7,132
Total liabilities and shareholders’ equity	$37,378	$35,128

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2018	2017
Operating activities
Net earnings	$1,428	$1,205
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	281	213
Stock-based compensation	53	42
Deferred income taxes	(17)	(39)
Changes in assets and liabilities:
Accounts receivable, net	(145)	(509)
Unbilled receivables, net	(570)	(793)
Inventoried costs, net	(73)	(54)
Prepaid expenses and other assets	57	(34)
Accounts payable and other liabilities	(422)	(172)
Income taxes payable, net	186	90
Retiree benefits	(127)	165
Other, net	(13)	(46)
Net cash provided by operating activities	638	68

Investing activities
Acquisition of Orbital ATK, net of cash acquired	(7,657)	—
Capital expenditures	(504)	(433)
Other, net	2	7
Net cash used in investing activities	(8,159)	(426)

Financing activities
Payments of long-term debt	(1,550)	—
Payments to credit facilities	(314)	—
Net borrowings on commercial paper	249	—
Common stock repurchases	(41)	(367)
Cash dividends paid	(407)	(341)
Payments of employee taxes withheld from share-based awards	(80)	(91)
Other, net	(22)	(1)
Net cash used in financing activities	(2,165)	(800)
Decrease in cash and cash equivalents	(9,686)	(1,158)
Cash and cash equivalents, beginning of year	11,225	2,541
Cash and cash equivalents, end of period	$1,539	$1,383

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED OPERATING RESULTS HIGHLIGHTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. The adoption of these standards is reflected in our recast consolidated operating results highlights for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions, except per share amounts	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales	$24,508	$6,267	$6,375	$6,527	$6,634	$25,803
Segment operating income[1]	2,935	726	753	759	721	2,959
Segment operating margin rate[1]	12.0%	11.6%	11.8%	11.6%	10.9%	11.5%
Net FAS/CAS pension adjustment	316	136	137	172	149	594
Unallocated corporate expense and other	(58)	(30)	(35)	(86)	(103)	(254)
Operating income	3,193	832	855	845	767	3,299
Operating margin rate	13.0%	13.3%	13.4%	12.9%	11.6%	12.8%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Other, net	31	16	28	13	53	110
Earnings before income taxes	2,923	773	807	785	684	3,049
Federal and foreign income tax expense	(723)	(133)	(255)	(140)	(506)	(1,034)
Effective income tax rate	24.7%	17.2%	31.6%	17.8%	74.0%	33.9%
Net earnings	$2,200	$640	$552	$645	$178	$2,015
Diluted EPS	12.19	3.63	3.15	3.68	1.01	11.47
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

AS RECAST TO REFLECT ASC TOPICS 606 AND 715
Sales	$24,706	$6,410	$6,473	$6,569	$6,552	$26,004
Segment operating income[1]	2,864	741	759	756	647	2,903
Segment operating margin rate[1]	11.6%	11.6%	11.7%	11.5%	9.9%	11.2%
Net FAS (service)/CAS pension adjustment	457	154	154	170	160	638
Unallocated corporate expense and other	(52)	(33)	(40)	(89)	(103)	(265)
Operating income	3,269	862	873	837	704	3,276
Operating margin rate	13.2%	13.4%	13.5%	12.7%	10.7%	12.6%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Net FAS (non-service) pension (expense) benefit	(141)	(18)	(17)	2	(11)	(44)
Other, net	28	19	32	16	57	124
Earnings before income taxes	2,855	788	812	782	614	2,996
Federal and foreign income tax expense	(699)	(138)	(257)	(139)	(467)	(1,001)
Effective income tax rate	24.5%	17.5%	31.7%	17.8%	76.1%	33.4%
Net earnings	$2,156	$650	$555	$643	$147	$1,995
Diluted EPS	11.94	3.69	3.16	3.67	0.84	11.36
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
SEGMENT OPERATING RESULTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, using the full retrospective method. The adoption of ASC 606 is reflected in our recast segment operating results for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales
Aerospace Systems	$10,828	$2,898	$2,970	$3,082	$3,005	$11,955
Mission Systems	10,928	2,739	2,781	2,837	3,025	11,382
Technology Services	4,825	1,194	1,175	1,183	1,198	4,750
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,508	6,267	6,375	6,527	6,634	25,803

Segment operating income[1]
Aerospace Systems	1,236	312	315	334	298	1,259
Mission Systems	1,445	353	374	363	363	1,453
Technology Services	512	131	134	133	126	524
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,935	$726	$753	$759	$721	$2,959

AS RECAST TO REFLECT ASC TOPIC 606
Sales
Aerospace Systems	$10,853	$2,984	$3,003	$3,125	$3,019	$12,131
Mission Systems	11,161	2,800	2,859	2,836	2,975	11,470
Technology Services	4,765	1,190	1,162	1,183	1,152	4,687
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,706	6,410	6,473	6,569	6,552	26,004

Segment operating income[1]
Aerospace Systems	1,198	323	320	344	302	1,289
Mission Systems	1,468	359	384	359	340	1,442
Technology Services	456	129	125	124	71	449
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,864	$741	$759	$756	$647	$2,903

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Reports Second Quarter 2018 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income: Total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP. Segment operating income is reconciled in Table 1.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 1, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
#

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media